Exhibit 4.2

EXECUTION COPY

FIRST AMENDMENT, dated as of August 7, 2013 (this “Amendment”), to the CREDIT AGREEMENT, dated as of August 10, 2012 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”), among DREAMWORKS ANIMATION SKG, INC., a Delaware corporation (“DW Animation”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the other parties thereto.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to DW Animation;

WHEREAS, DW Animation intends to issue $300,000,000 aggregate principal amount of senior unsecured notes (the “Senior Unsecured Notes”) on the terms and conditions set forth in the indenture to be entered into by DW Animation, the guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, on or around August 13, 2013;

WHEREAS, in connection therewith, DW Animation has requested that the Required Lenders approve certain amendments to the Loan Documents;

WHEREAS, pursuant to such request, the Required Lenders have consented to amend the Credit Agreement and the Guarantee and Collateral Agreement on the terms and conditions contained herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS.

1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

SECTION 2.	AMENDMENTS TO LOAN DOCUMENTS.

2.1 Amendment of Section 1.1 (Defined Terms) of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

(a) “First Amendment”: the First Amendment, dated as of August 7, 2013, to this Agreement.

(b) “First Amendment Effective Date”: the “Amendment Effective Date”, as such term is defined in the First Amendment.

(c) “Senior Unsecured Note Indenture”: the indenture among DW Animation, the guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into on or around August 13, 2013, in connection with the issuance of the Senior Unsecured Notes, together with all instruments and other agreements entered into by DW Animation and any other Subsidiary of DW Animation in connection therewith.

(d) “Senior Unsecured Notes:” the senior unsecured notes of DW Animation due 2020 (CUSIP 26153C AA1 / U24092 AA3) issued pursuant to the Senior Unsecured Note Indenture.

2.2 Amendment of Section 7.7 (Limitations on Restrictions on Subsidiary Distributions) of the Credit Agreement. Section 7.7 of the Credit Agreement is hereby replaced with the following:

Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of DW Animation to (a) pay dividends or make any other distributions in respect of any Equity Interest in such Subsidiary held by, or pay any Indebtedness owed to, DW Animation or any Subsidiary of DW Animation, (b) make loans or advances to DW Animation or any Subsidiary of DW Animation or (c) transfer any of its assets to DW Animation or any other Subsidiary of DW Animation, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or any other agreements in effect on the Closing Date, (ii) any restrictions, with respect to a Subsidiary that is not a Subsidiary on the Closing Date, under any agreement in existence at the time such Subsidiary becomes a Subsidiary, so long as such restrictions were not created in contemplation of such Person becoming a Subsidiary and apply only to such Subsidiary, (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iv)(A) in the case of any Subsidiary acquired after the Closing Date that is not wholly owned, directly or indirectly, by DW Animation, restrictions or conditions imposed by its organizational documents which are binding on such Subsidiary at the time such Subsidiary is acquired, so long as such restrictions were not entered into solely in contemplation of such acquisition (provided that for so long as such restrictions are applicable, no other Subsidiary may be merged or consolidated with such Subsidiary if the property subject to such restrictions would be expanded as a result of such merger or consolidation) or (B) restrictions or conditions which are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and other similar arrangements permitted hereunder; provided that in each case in this clause (iv) such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (v) any restrictions set forth in the Senior Unsecured Note Indenture as in effect on the First Amendment Effective Date or (vi) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing the restrictions referred to in clause (i), (ii), (iii), (iv) or (v) above; provided that the terms and conditions of any such agreement are no less favorable to the Lenders than those under the agreement so amended, refinanced or replaced.

2.3 Amendment of Section 1.1 (Definitions) of the Guarantee and Collateral Agreement. The definition of “Excluded Property” in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c) and (ii) adding the following at the end thereof:

“and (e) any asset with respect to which, in the reasonable determination of the Administrative Agent, the costs or other consequences (including adverse tax consequences) of providing a security interest therein is excessive in view of the benefits to be obtained by the Secured Parties”

SECTION 3.	MISCELLANEOUS.

3.1 Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which:

(a) Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of DW Animation, the Administrative Agent and the Required Lenders.

(b) Payment of Fees, Expenses. DW Animation shall have paid all fees and expenses as required pursuant to Section 3.7 of this Amendment or otherwise in connection with this Amendment.

(c) Senior Unsecured Notes. DW Animation shall have received at least $300,000,000 (less customary offering expenses and initial purchasers’ discounts) in gross cash proceeds from the issuance of the Senior Unsecured Notes on terms and conditions reasonably satisfactory to the Administrative Agent.

(d) Representations and Warranties. Each of the representations and warranties set forth in Section 3.2 of this Amendment shall be true and correct and the Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date signed by a Responsible Officer of DW Animation certifying the same.

(e) No Defaults. No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, after giving effect to this Amendment, and the Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date signed by a Responsible Officer of DW Animation certifying the same.

3.2 Representation and Warranties. After giving effect to the amendments contained herein, on the Amendment Effective Date DW Animation hereby confirms that the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

3.3 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of DW Animation that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. On and after the First Amendment Effective Date, each reference in the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Guarantee and Collateral Agreement in any other Loan Document shall be deemed a reference to the Guarantee and Collateral Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

3.4 No Default. No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date after giving effect to this Amendment.

3.5 Acknowledgment of Subsidiary Guarantors. Each Subsidiary Guarantor hereby (x) consents to this Amendment, and to the amendments and modifications to the Credit Agreement and the Guarantee and Collateral Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement or any other Loan Document, as applicable, and its liability for the Obligations (as defined in the Guarantee and Collateral Agreement) pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim and (y) acknowledges that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and the Loan Documents.

3.6 Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

3.7 Payment of Fees and Expenses. DW Animation agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

3.8 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.9 Integration. This Amendment and the other Loan Documents represent the agreement of DW Animation, each other Loan Party, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

3.10 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

DREAMWORKS ANIMATION SKG, INC.

By:	/s/ Robert A. Kelly
Name: Robert A. Kelly
Title: Assistant Secretary

Signature Page to First Amendment

DREAMWORKS ANIMATION L.L.C.
DREAMWORKS POST-PRODUCTION L.L.C.
PACIFIC DATA IMAGES, L.L.C.
PACIFIC DATA IMAGES, INC.
DREAMWORKS INC.
DREAMWORKS ANIMATION HOME ENTERTAINMENT, L.L.C.
DREAMWORKS ANIMATION LIVE THEATRICAL PRODUCTIONS LLC
DREAMWORKS ANIMATION HOME ENTERTAINMENT, INC.
DREAMWORKS ANIMATION INTERNATIONAL SERVICES, INC.
DREAMWORKS ANIMATION ONLINE, INC.
DREAMWORKS ANIMATION TELEVISION, INC.
DREAMWORKS ANIMATION TELEVISION POST-PRODUCTION, INC.
DWA GLENDALE PROPERTIES, LLC
DWA LIVE STAGE DEVELOPMENT, LLC
DWA INTERNATIONAL INVESTMENTS, INC.
DWA INTERNATIONAL TELEVISION PROPERTIES, INC.
DWA INVESTMENTS, INC.
DWT SHREK TOUR ONE, INC.

By:	/s/ Robert A. Kelly
Name:	Robert A. Kelly
Title:	Assistant Secretary

Signature Page to First Amendment

BOOMERANG MEDIA HOLDINGS II LLC

BOOMERANG MEDIA HOLDINGS III LLC ENTERTAINMENT RIGHTS US HOLDINGS, LLC

GTCR/BOOMERANG HOLDINGS/B CORP.

CLASSIC MEDIA HOLDINGS, LLC

CLASSIC MEDIA, LLC

BIG IDEA ENTERTAINMENT, LLC

BIG IDEA.COM, LLC

CLASSIC MEDIA MUSIC, LLC

CLASSIC MEDIA PICTURES, LLC

CLASSIC MEDIA PRODUCTIONS, LLC

GOLD KEY HOME VIDEO, LLC

GOTJ DISTRIBUTION, LLC

LASSIE DISTRIBUTION, LLC

LITTLE LOTTA MUSIC, LLC

CLASSIC FEATURE PRODUCTIONS, LLC

By:	/s/ Eric Ellenbogen
	Name:	Eric Ellenbogen
	Title:	Co-President

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, the L/C Issuer and as a Lender

By:	Darian A. Singer
	Name:	Darian A. Singer
	Title:	Vice President

Signature Page to First Amendment

Amendment to the DreamWorks Animation SKG, Inc. Credit Agreement dated as of August 10, 2012

Bank of America, N.A.

By:	/s/ Brian Stearns
	Name:	Brian Stearns
	Title:	Senior Vice President

Signature Page to First Amendment

Amendment to the DreamWorks Animation SKG, Inc. Credit Agreement dated as of August 10, 2012

SUNTRUST BANK

By:	/s/ Cynthia W. Burton
	Name:	Cynthia W. Burton
	Title:	Vice President

Signature Page to First Amendment

Amendment to the DreamWorks Animation SKG, Inc. Credit Agreement dated as of August 10, 2012

Union Bank, N.A.

By:	/s/ Steve Howard
	Name:	Steve Howard
	Title:	Vice President

Signature Page to First Amendment

Amendment to the DreamWorks Animation SKG, Inc. Credit Agreement dated as of August 10, 2012

Wells Fargo Bank, National Association

By:	/s/ Justin Button
	Name:	Justin Button
	Title:	Vice President

Signature Page to First Amendment

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